Exhibit (d)(6)

EXCLUSIVITY AGREEMENT

This EXCLUSIVITY AGREEMENT (this “Agreement”) is effective as of April 1, 2025, by and among SigmaTron International, Inc., a Delaware corporation (the “Company”), and Transom Capital Group, LLC, a Delaware limited liability company (“Transom”). The Company and Transom are currently in negotiations relating to a possible strategic transaction involving the Company (the “Proposed Transaction”). In consideration of the time, effort and money that Transom has expended in consideration of the Proposed Transaction, the Company and Transom, intending to be legally bound, hereby agree as follows:

1.          During the Exclusivity Period (as defined below), the Company hereby agrees that, with the exception of the Proposed Transaction, it will not, and will direct its Representatives (as defined below) not to, directly or indirectly, (a) agree to, undertake, solicit, discuss, initiate, entertain or encourage any proposal, offer or inquiry from any party relating to any potential sale, merger, consolidation or other business combination or transfer (directly or indirectly) of, or tender offer or exchange offer with respect to the Company, or any sale, license, issuance or other transfer of, the business or any assets of the Company or any of its subsidiaries or any equity interests of the Company or any of its subsidiaries, that, if consummated in accordance with its terms, would result in any person or “group” (as defined in or under Section 13(d) of the Exchange Act of 1934, as amended) beneficially owning 5% or more of either the equity interests of the Company or the consolidated assets of the Company and its subsidiaries (each of which shall be considered an “Acquisition Proposal”); or (b) participate in any negotiations regarding, or furnish to any person any information or access to the books and records of the Company in connection with, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to effectuate or propose, an Acquisition Proposal. The Company will, and will cause its Representatives to, immediately cease and cause to be terminated all such contacts, discussions or negotiations with third parties, including such parties’ access to any virtual data room containing information of the Company provided to such third parties. As of the date hereof, neither the Company nor any of its Representatives has entered into any executory agreement or accepted any commitment concerning any Acquisition Proposal. If the Company or any of its Representatives receives an offer or inquiry relating to an Acquisition Proposal during the Exclusivity Period, such person shall not respond, and the Company shall, as promptly as reasonably practicable (and in any event within one (1) business day), notify Transom in writing of such offer or inquiry, including a summary of all material terms thereof; provided, that the Company shall not be required to provide the name or other identifying information of the person submitting such offer or inquiry or provide copies of such offer or inquiry; and provided, further, that the Company or such Representative may inform such person of its inability to engage in any discussions regarding such offer or inquiry at such time. As used in this Agreement, the following terms shall have the following meanings: (i) “affiliate” means, with respect to any person, any person that directly or indirectly controls, is controlled by or is under common control with such person, (ii) “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, (iii) “person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity or other entity and (iv) “Representatives” means, with respect to any person, (A) any affiliates of such person, (B) such person’s and its affiliates’ respective officers, directors, employees, partners and members, and (C) such person’s and its affiliates’ respective advisors, accountants, attorneys, financial advisors, agents and other representatives acting on their behalf or at their direction. During the Exclusivity Period, neither the Company nor Transom has any obligation to continue discussions or negotiations with the other party with respect to a Proposed Transaction and either party may discontinue such discussions or negotiations at any time; provided, that any such discontinuation shall not affect or modify in any manner any obligations of the Company or its Representatives set forth in this Agreement.

2.          The term “Exclusivity Period” shall mean the period beginning on the date of this Agreement and ending at 11:59 p.m. Central time on April 21, 2025 or such earlier time and date (x) as the Company and Transom mutually agree to discontinue discussions with respect to the Proposed Transaction or (y) as the Company and Transom enter into a definitive agreement with respect to the Proposed Transaction; provided, however, that the Exclusivity Period shall be automatically extended until 11:59 p.m. Central time on April 30, 2025, if by 5:00 p.m. Central time on April 21, 2025, Transom delivers to the Company a non-binding confirmation in writing of the offer price and all other material terms of the Proposed Transaction, as contemplated by the Letter of Intent, dated March 30, 2025, delivered by Transom to the Company, a copy of which is attached as Exhibit A hereto.

3.          Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that would result in the application of the laws of any other jurisdiction. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County and any state appellate court therefrom within the State of Delaware, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such matter, any federal court located in the state of Delaware (as applicable, the “Chosen Court”), for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto, except in such courts, and further agrees that service of any process, summons, notice or document by registered mail to such party’s address set forth above shall be effective service of process for any action, suit or proceeding brought against it in any such court). Each party hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY AGREES TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY HERETO WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO THIS AGREEMENT.

4.          Relief. The Company shall be liable and responsible for any breach of this Agreement by any of its Representatives. The Company acknowledges that money damages and remedies at law would be inadequate to protect Transom against any actual or threatened breach of or failure to comply with this Agreement by the Company or by its Representatives and, without prejudice to any rights and remedies otherwise available to Transom, the Company acknowledges that Transom shall be entitled to seek specific performance, injunctive relief and other equitable remedies, and the Company further agrees to waive, and to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with any such remedy.

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5.          Severability. If any provision hereof or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.          Legal Effect. The terms of this Agreement are intended to, and shall be, binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each party hereto acknowledges and agrees that this Agreement is not intended to, and does not create, any legally binding obligation on any party hereto or its affiliates to enter into definitive documents with respect to, or consummate or agree to consummate, the Proposed Transaction and that such an obligation will arise only upon the execution and delivery by the parties hereto of mutually acceptable definitive documentation with respect to a Proposed Transaction, subject to the terms and conditions set forth therein. This Agreement and the terms hereof shall be kept confidential in accordance with the terms of the Confidentiality Agreement between the parties, dated as of December 20, 2024.

7.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any counterpart signed by an authorized representative of a party and delivered to the other party by e-mail, facsimile, PDF, or other similar electronic means shall be deemed an original counterpart and duly delivered.

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IN WITNESS WHEREOF, the parties have duly executed this Exclusivity Agreement as of the date first above written.

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: CEO

TRANSOM CAPITAL GROUP, LLC

By:	/s/ Russ Roenick
Name: Russ Roenick
Title: Managing Partner

[Signature Page to Exclusivity Agreement]

EXCLUSIVITY EXTENSION

April 28, 2025

SigmaTron International, Inc.
2201 Landmeier Rd.
Elk Grove Village, Illinois 60007

Re: Exclusivity Extension

Reference is made to that certain Exclusivity Agreement (the “Exclusivity Agreement”), dated as of April 1, 2025, by and between SigmaTron International, Inc. (the “Company”) and Transom Capital Group, LLC (“Transom”). Terms used but not defined herein shall have the meanings given to them in the Exclusivity Agreement.

1.	Amendment to Exclusivity Agreement. Section 2 of the Exclusivity Agreement is hereby amended and restated in its entirety as follows:

The term “Exclusivity Period” shall mean the period beginning on the date of this Agreement and ending at 11:59 p.m. Central time on May 9, 2025 or such earlier time and date (x) as the Company and Transom mutually agree to discontinue discussions with respect to the Proposed Transaction or (y) as the Company and Transom enter into a definitive agreement with respect to the Proposed Transaction.

2.
No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Exclusivity Agreement are and shall remain in full force and effect and shall apply to this amendment mutatis mutandis.

3.
Counterparts. This amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any counterpart signed by an authorized representative of a party and delivered to the other party by e-mail, facsimile, PDF, or other similar electronic means shall be deemed an original counterparty and duly delivered.

[Remainder of page intentionally left blank. Signaturepage follows.]

Sincerely,

TRANSOM CAPITAL GROUP, LLC

/s/ Russ Roenick
Name: Russ Roenick
Title: Managing Partner

Agreed to and accepted:

SIGMATRON INTERNATIONAL, INC.

/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: CEO

Date: April 29, 2025

[Signature Page to Exclusivity Extension]

EXCLUSIVITY EXTENSION

May 8, 2025

SigmaTron International, Inc.
2201 Landmeier Rd.
Elk Grove Village, Illinois 60007

Re: Exclusivity Extension

Reference is made to that certain Exclusivity Agreement (the “Exclusivity Agreement”), dated as of April 1, 2025, by and between SigmaTron International, Inc. (the “Company”) and Transom Capital Group, LLC (“Transom”). Terms used but not defined herein shall have the meanings given to them in the Exclusivity Agreement.

1.	Amendment to Exclusivity Agreement. Section 2 of the Exclusivity Agreement is hereby amended and restated in its entirety as follows:

The term “Exclusivity Period” shall mean the period beginning on the date of this Agreement and ending at 11:59 p.m. Central time on May 14, 2025 or such earlier time and date (x) as the Company and Transom mutually agree to discontinue discussions with respect to the Proposed Transaction or (y) as the Company and Transom enter into a definitive agreement with respect to the Proposed Transaction.

2.
No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Exclusivity Agreement are and shall remain in full force and effect and shall apply to this amendment mutatis mutandis.

3.
Counterparts.  This amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any counterpart signed by an authorized representative of a party and delivered to the other party by e-mail, facsimile, PDF, or other similar electronic means shall be deemed an original counterparty and duly delivered.

[Remainder of page intentionally left blank. Signaturepage follows.]

Sincerely,

TRANSOM CAPITAL GROUP, LLC

/s/ Russ Roenick
Name: Russ Roenick
Title: Managing Partner

Agreed to and accepted:

SIGMATRON INTERNATIONAL, INC.

/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: CEO

Date: May 9, 2025

[Signature Page to Exclusivity Extension]

EXCLUSIVITY EXTENSION

May 13, 2025

SigmaTron International, Inc.
2201 Landmeier Rd.
Elk Grove Village, Illinois 60007

Re: Exclusivity Extension

Reference is made to that certain Exclusivity Agreement (the “Exclusivity Agreement”), dated as of April 1, 2025, by and between SigmaTron International, Inc. (the “Company”) and Transom Capital Group, LLC (“Transom”). Terms used but not defined herein shall have the meanings given to them in the Exclusivity Agreement.

1.	Amendment to Exclusivity Agreement. Section 2 of the Exclusivity Agreement is hereby amended and restated in its entirety as follows:

The term “Exclusivity Period” shall mean the period beginning on the date of this Agreement and ending at 11:59 p.m. Central time on May 19, 2025 or such earlier time and date (x) as the Company and Transom mutually agree to discontinue discussions with respect to the Proposed Transaction or (y) as the Company and Transom enter into a definitive agreement with respect to the Proposed Transaction.

2.
No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Exclusivity Agreement are and shall remain in full force and effect and shall apply to this amendment mutatis mutandis.

3.
Counterparts.  This amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any counterpart signed by an authorized representative of a party and delivered to the other party by e-mail, facsimile, PDF, or other similar electronic means shall be deemed an original counterparty and duly delivered.

[Remainder of page intentionally left blank. Signature page follows.]

Sincerely,

TRANSOM CAPITAL GROUP, LLC

/s/ Russ Roenick
Name: Russ Roenick
Title: Managing Partner

Agreed to and accepted:

SIGMATRON INTERNATIONAL, INC.

/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: CEO

Date: May 14, 2025

[Signature Page to Exclusivity Extension]

EXCLUSIVITY EXTENSION

May 18, 2025

SigmaTron International, Inc.
2201 Landmeier Rd.
Elk Grove Village, Illinois 60007

Re: Exclusivity Extension

Reference is made to that certain Exclusivity Agreement (the “Exclusivity Agreement”), dated as of April 1, 2025, by and between SigmaTron International, Inc. (the “Company”) and Transom Capital Group, LLC (“Transom”). Terms used but not defined herein shall have the meanings given to them in the Exclusivity Agreement.

1.	Amendment to Exclusivity Agreement. Section 2 of the Exclusivity Agreement is hereby amended and restated in its entirety as follows:

The term “Exclusivity Period” shall mean the period beginning on the date of this Agreement and ending at 11:59 p.m. Central time on May 21, 2025 or such earlier time and date (x) as the Company and Transom mutually agree to discontinue discussions with respect to the Proposed Transaction or (y) as the Company and Transom enter into a definitive agreement with respect to the Proposed Transaction.

2.
No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Exclusivity Agreement are and shall remain in full force and effect and shall apply to this amendment mutatis mutandis.

3.
Counterparts.  This amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any counterpart signed by an authorized representative of a party and delivered to the other party by e-mail, facsimile, PDF, or other similar electronic means shall be deemed an original counterparty and duly delivered.

[Remainder of page intentionally left blank. Signature page follows.]

Sincerely,

TRANSOM CAPITAL GROUP, LLC

/s/ Russ Roenick
Name: Russ Roenick
Title: Managing Partner

Agreed to and accepted:

SIGMATRON INTERNATIONAL, INC.

/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: CEO

Date: May 19, 2025

[Signature Page to Exclusivity Extension]